UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer Identification
incorporation)		Number)

Alpenstrasse 15
6300 Zug
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +41-41-729-4242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Appears on Page 2

Item 1.01 Entry Into Material Definitive Agreements.
Effective July 21, 2009, we appointed Peter T. Fontana as Vice President Western Hemisphere. We have entered into employment agreements with Mr. Fontana in substantially the same form as the employment agreements we have with our other officers.
Under the terms of the employment agreements, if we terminate the executive’s employment for any reason other than “cause,” if he terminates his employment for “good reason” or if the employment is terminated as a result of his death or “disability”, as defined in the employment agreements, he will be entitled to receive (1) an amount equal to two times the sum of the highest base salary during the five years prior to the year of termination plus the greater of the highest annual bonus paid during the five years prior to the year of termination and the annual bonus that would be payable in the current fiscal year, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount equal to two times all employer contributions to our 401(k) plan and other deferred compensation plans (other than the Executive Retirement Plan or the Supplemental Retirement Plan) over the last year of employment, grossed-up to account for federal and state taxes thereon, and (4) an amount equal to two times the value of all perquisites. In addition, under such circumstances, all benefits under all deferred compensation and other benefit plans, including stock options and restricted share grants, will automatically vest, and all health and medical benefits will be maintained after termination provided he makes his required contribution. We also would be required to pay him a “gross up payment” to ensure that he receives the total benefit intended by his agreement with us. The agreement requires us to pay legal fees and expenses incurred by the executive in any disputes regarding the employment agreements.
We also entered into an indemnification agreement with Mr. Fontana. The indemnification agreement provides that we will indemnify the executive if he becomes a party to or is threatened with a legal matter arising out of his serving as a director, officer, employee, agent or fiduciary of us or serving in a similar capacity of another entity at our request. This indemnification would not be applicable in respect of any fraud or dishonesty of the executive.
These descriptions of the employment and indemnification agreements are qualified in their entirety by reference to the agreements, which are filed as exhibits to this report.
Item. 9.01 Exhibits
(c) Exhibits
10.1	Employment Agreement, dated as of July 21, 2009, between Weatherford International Ltd. and Peter T. Fontana.

10.2	Employment Agreement, dated as of July 21, 2009, between Weatherford International, Inc. and Peter T. Fontana.

10.3	Indemnification Agreement, dated as of July 21, 2009, between Weatherford International Ltd. and Peter T. Fontana.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Dated: July 21, 2009	/s/ Joseph C. Henry
Joseph C. Henry, Vice President - Legal